Exhibit 32.1
Certification Pursuant to 18 U.S.C. Sec. 1350
_______________________________________________
In connection with the filing by Hospitality Properties Trust (the “Company”) of the Annual Report on Form 10-K for the period ended December 31, 2018 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John G. Murray	/s/ Brian E. Donley
John G. Murray	Brian E. Donley
Managing Trustee, President and	Chief Financial Officer and Treasurer
Chief Executive Officer

Date: February 27, 2019